Exhibit 99.1

Contact:	Abaxis, Inc.	Lytham Partners, LLC
	Clint Severson	Joe Dorame, Robert Blum and Joe Diaz
	Chief Executive Officer	602-889-9700
510-675-6500

ABAXIS REPORTS FINANCIAL PERFORMANCE FOR
THE FOURTH QUARTER AND FISCAL 2012

Union City, California – April 26, 2012 - Abaxis, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the fourth quarter and fiscal year ended March 31, 2012.

Record fourth quarter and fiscal 2012 results include:
•	Revenues of $42.7 million, up 14% over last year’s comparable quarter, and $156.6 million for fiscal 2012, up 9% year-over-year.
•	North America revenues of $35.4 million, up 16% over last year’s comparable quarter, and $129.0 million for fiscal 2012, up 9% year-over-year.
•	Veterinary market sales of $34.1 million, up 19% over last year’s comparable quarter, and $121.8 million for fiscal 2012, up 12% year-over-year.
•	Total medical and veterinary instrument sales of $9.8 million, up 25% over last year’s comparable quarter, and $35.2 million for fiscal 2012, up 10% year-over-year.
•	Total medical and veterinary instrument sales of 1,312 units, up 22% over last year’s comparable quarter, and 4,751 units for fiscal 2012, up 9% year-over-year.
•	Operating income of $6.4 million for the quarter, up 22% over last year’s comparable quarter.
•	Net income of $4.7 million for the quarter, up 40% over last year’s comparable quarter.
Other fourth quarter and fiscal 2012 key results include:
•	International revenues of $7.3 million, up 5% over last year’s comparable quarter, and $27.6 million for fiscal 2012, up 8% year-over-year.
•	Total medical and veterinary reagent disc sales of $23.8 million, up 6% over last year’s comparable quarter, and $87.7 million for fiscal 2012, up 8% year-over-year.
•	Total medical and veterinary reagent disc sales of 1.8 million units, same as last year’s comparable quarter, and 6.8 million units for fiscal 2012, up 5% year-over-year.
•	Operating income of $19.5 million for fiscal 2012, down 13% year-over-year.
•	Net income of $13.1 million for fiscal 2012, down 10% year-over-year.

Quarterly Results:  For the fiscal quarter ended March 31, 2012, Abaxis reported revenues of $42.7 million, as compared with revenues of $37.5 million for the comparable period last year, an increase of 14 percent.  Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro coagulation and specialty analyzers and i-STAT analyzers, increased by an aggregate of $2.0 million or 25 percent, over the same period last year.  Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro coagulation and specialty cartridges, i-STAT cartridges and rapid tests, increased by an aggregate of $3.0 million, or 11 percent, over the same period last year.  Abaxis reported net income of $4.7 million for the fiscal quarter ended March 31, 2012, compared to $3.4 million for the same period last year, an increase of 40 percent.  Abaxis’ effective tax rate in the quarter ended March 31, 2012 was 32 percent, compared to 41 percent for the same period last year.  Abaxis reported diluted net income per share of $0.21 (calculated based on 22,070,000 shares) for the three-month period ended March 31, 2012, compared to $0.15 per share (calculated based on 23,013,000 shares) for the same period last year.

Fiscal 2012 Results:  For the fiscal year ended March 31, 2012, Abaxis reported revenues of $156.6 million, as compared with revenues of $143.7 million for the prior year, an increase of 9 percent.  Revenues from instrument sales increased by an aggregate of $3.1 million, or 10 percent, over the prior year.  Revenues from consumables sales increased by an aggregate of $10.9 million, or 11 percent, over the prior year.  Total medical and veterinary instrument sales were 4,751 units, up 9 percent over the prior year.  Abaxis reported net income of $13.1 million, compared to $14.5 million for the prior year.  Abaxis’ effective tax rate in the fiscal year ended March 31, 2012, was 35 percent, compared to 38 percent for the prior year.  Abaxis reported diluted net income per share of $0.58 (calculated based on 22,462,000 shares) for fiscal 2012, compared to $0.64 per share (calculated based on 22,858,000 shares) for fiscal 2011.

Other Reported Information:  Total sales in the medical market for the fourth quarter of fiscal 2012 were $7.6 million, which were flat, compared to the same period last year.  Medical sales worldwide, excluding sales to the U.S. government, during the fourth quarter of fiscal 2012 were $7.2 million, an increase of 3 percent, compared to the same period last year.  Total sales in the veterinary market for the fourth quarter of fiscal 2012 were $34.1 million, an increase of 19 percent, compared to the same period last year.  Veterinary reagent disc sales for the fourth quarter of fiscal 2012 were $18.9 million, an increase of 11 percent compared to the same period last year.  Non-cash compensation expense recognized for share-based awards during the fourth quarter of fiscal 2012 was $1.5 million, compared to $1.3 million for the same period last year.

Clint Severson, chairman and chief executive officer of Abaxis, commented, “We are very pleased with the operational and financial results of the fourth quarter of fiscal year 2012.  We achieved at a very high level and set records across the board on a number of critical metrics including revenues and instrument and reagent disc sales.  For the fourth quarter we achieved double-digit total revenue increases, driven in large part by strong increases in North American revenues.  Unit sales of medical and veterinary instruments increased 22%, which in turn drove a 25% increase in medical and veterinary instrument revenues for the quarter.  These are all record levels for the company.”

“On the expense side of the ledger, we continue to make investments in expanding our direct sales and marketing capabilities as well as maintaining our commitment to research and development in improving our existing product lines and developing new products for the future.  We remain committed to the successful operation of our Abaxis Veterinary Reference Laboratories (AVRL), as they become more fully established and able to support operations from their internal cash flow.  Additionally, we have established a new distribution center in Europe, allowing us to better serve our customers.  These investments had an impact on the amount we were able to bring to the bottom line for the full 2012 fiscal year, and position us for continued strong growth in the years ahead.”

Mr. Severson concluded, “The results of the year are a testament to the focus and dedication of the entire Abaxis team.  Although global economic conditions continue to pose challenges on a day-to-day basis, our team continues to execute at the highest levels and produce record results.  As a result of this focus on execution, consumables sales, the recurring component of our revenue stream, now stands at 73% of total revenues which is an all-time high for Abaxis.  This is a strong validation of our business model and bodes well for the future.  Clearly, we closed fiscal year 2012 on a strong note, but more importantly, we have set the stage for continued growth in the coming years.  A key contributor to this growth and an integral part of the executive management team at Abaxis, has been Martin Mulroy, Vice President of Animal Health Sales and Marketing, since May 2006.  I am pleased to announce the Board of Directors have approved the promotion of Martin to Chief Commercial Officer effective April 25, 2012.  I would like to congratulate Martin on his new position and we expect even greater contributions going forward.”

Conference Call
Abaxis has scheduled a conference call to discuss its results at 4:15 p.m. Eastern Time on Thursday, April 26, 2012.  Participants can dial (877) 317-6789 or (412) 317-6759 to access the conference call, or can listen via a live Internet web cast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com.  A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10012997, through May 4, 2012.  This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis
Abaxis develops, manufactures, markets and sells portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements.  The system consists of a compact, 5.1 kilogram (11.2 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients.  The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples.  The system provides test results in less than 12 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer.  The veterinary business also provides to the animal health and research market a line of hematology instruments for point-of-care complete blood counts (CBC), a specialty instrument to screen for and detect clotting disorders and to measure equine fibrinogen levels, a handheld instrument for the rapid assessment of certain critical care tests and rapid point-of-care tests for Heartworm infections, Parvovirus, Giardia and Lyme disease.  Abaxis, through its AVRL division, provides routine laboratory testing as well as specialty testing for veterinarians nationwide.

Use of Financial Measures
To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses operating income per share, a non-GAAP financial measure.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on this non-GAAP financial measure, refer to the table captioned “Operating Income Per Share” included at the end of this release.  Abaxis defines operating income per share as operating income divided by the weighted average outstanding shares.  Management uses this measure in comparing Abaxis’ operating results with historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

This press release includes, and our conference call will include, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance and penetration of new or planned product offerings, and future recurring revenues and results of operations.  Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.  These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts.  Specific forward-looking statements contained in this press release or in Abaxis’ conference call may be affected by risks and uncertainties, including, but not limited to, those related to losses or system failures with respect to Abaxis’ facilities or manufacturing operations, fluctuations in quarterly operating results, dependence on sole suppliers, the market acceptance of Abaxis’ products and services, the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with competing in the human diagnostic market, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties, risks related to condition of the United States economy and other risks detailed under “Risk Factors” in Abaxis’ Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 and Abaxis’ other periodic reports filed from time to time with the United States Securities and Exchange Commission.  Forward-looking statements speak only as of the date the statements were made.  Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables on Following Pages

ABAXIS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Revenues	$42,718	$37,540	$156,596	$143,676
Cost of revenues	19,337	17,091	71,493	63,884
Gross profit	23,381	20,449	85,103	79,792
Operating expenses:
Research and development	3,150	2,652	12,246	11,973
Sales and marketing	11,204	9,135	39,618	34,384
General and administrative	2,588	3,367	13,782	10,963
Total operating expenses	16,942	15,154	65,646	57,320
Income from operations	6,439	5,295	19,457	22,472
Interest and other income (expense), net	451	401	710	1,099
Income before income tax provision	6,890	5,696	20,167	23,571
Income tax provision	2,184	2,323	7,076	9,034
Net income	$4,706	$3,373	$13,091	$14,537
Net income per share:
Basic net income per share	$0.22	$0.15	$0.59	$0.65
Diluted net income per share	$0.21	$0.15	$0.58	$0.64

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	21,693	22,537	22,084	22,365
Weighted average common shares outstanding - diluted	22,070	23,013	22,462	22,858

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31,	March 31,
	2012	2011
Current assets:
Cash and cash equivalents	$45,843	$43,471
Short-term investments	21,689	25,981
Receivables, net	30,694	27,880
Inventories	19,597	19,814
Prepaid expenses and other current assets	5,423	3,496
Net deferred tax assets, current	4,151	3,422
Total current assets	127,397	124,064
Long-term investments	23,442	36,237
Investment in unconsolidated affiliate	2,626	2,769
Property and equipment, net	24,296	19,637
Intangible assets, net	3,990	4,216
Net deferred tax assets, non-current	-	1,203
Other assets	85	134
Total assets	$181,836	$188,260

Current liabilities:
Accounts payable	$6,381	$6,173
Accrued payroll and related expenses	6,336	6,129
Accrued taxes	266	559
Other accrued liabilities	1,991	1,677
Deferred revenue	1,212	953
Warranty reserve	1,245	1,031
Total current liabilities	17,431	16,522
Non-current liabilities:
Deferred rent	641	416
Net deferred tax liabilities, non-current	199	-
Deferred revenue	2,396	1,737
Warranty reserve	601	191
Notes payable, less current portion	783	746
Total non-current liabilities	4,620	3,090
Total liabilities	22,051	19,612
Shareholders' equity:
Common stock	110,063	132,042
Retained earnings	49,697	36,606
Accumulated other comprehensive income	25	-
Total shareholders' equity	159,785	168,648
Total liabilities and shareholders' equity	$181,836	$188,260

Operating Income Per Share
(In thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Shares used in the calculation of operating income per share:
Weighted average common shares outstanding - basic	21,693	22,537	22,084	22,365
Weighted average common shares outstanding - diluted	22,070	23,013	22,462	22,858

Operating income per share - basic	$0.30	$0.23	$0.88	$1.00
Operating income per share - diluted	$0.29	$0.23	$0.87	$0.98

Revenues by Geographic Region
(In thousands)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
North America	$35,429	$30,607	$128,969	$117,992
International	7,289	6,933	27,627	25,684
Total revenues	$42,718	$37,540	$156,596	$143,676

Revenues by Customer Group
(In thousands)
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Medical Market	$7,643	$7,567	$30,279	$28,988
Veterinary Market	34,105	28,650	121,789	108,400
Other	970	1,323	4,528	6,288
Total revenues	$42,718	$37,540	$156,596	$143,676